EXHIBIT 10.24

FIRST AMENDMENT TO THE RESTATED
MERIT MEDICAL SYSTEM, INC.
1996 STOCK PURCHASE PLAN

WHEREAS, Merit Medical Systems, Inc. (“Company”) maintains the Merit Medical Systems, Inc. 1996 Employee Stock Purchase Plan (the “Plan”), which Plan was restated effective July 1, 2000:

WHEREAS, is necessary and desirable to amend the Plan in certain respects; and

WHEREAS, the Company, acting through its board of directors, may amend the Plan at any time and from time to time.

NOW, THEREFORE, the Plan is hereby amended as follows effective April 1, 2001:

1.    Section 5.1 of the Plan is amended to add the following sentence at the end thereof:

Any provision herein to the contrary notwithstanding, no payroll deductions shall be made under this Plan on behalf of any Participant who has received a "hardship distribution" under the Company’s 401(k) Profit Sharing Plan for a period of 12 months after the hardship distribution.

2.    The first sentence of Section 10.1 of the Plan is amended to read in its entirety as follows:

The maximum number of shares of Common Stock that may be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 12.4 below, shall be 430,000 shares for all Offerings (including Offerings prior to April 1, 2001).

3.    Except as modified above, the Plan is hereby continued and ratified in all respects.

IN TESTIMONY WHEREOF, the Company has caused this First Amendment to the Plan to be executed by its duly authorized officer this 1st day of April, 2001.

MERIT MEDICAL SYSTEMS, INC.

By: /s/ Kent W. Stanger
Its: Chief Financial Officer